UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2004

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On November 15, 2004, Advanced Micro Devices, Inc. (the “Company”) agreed with a holder of its 4.50% Convertible Senior Notes due 2007 (the “4.50% Notes”) to exchange $44.0 million of its 4.50% Notes for 6,267,149 shares of its Common Stock. On November 15, 2004, the Company agreed with another holder of its 4.50% Notes to exchange $27.0 million of its 4.50% Notes for 3,825,500 shares of its Common Stock. The Company expects these transactions to settle on November 18, 2004. The shares of Common Stock were issued in reliance upon the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. As a result of these transactions, the Company expects to recognize a non-cash charge of approximately $9.6 million during the fourth quarter of 2004 equal to the fair value of the shares of Common Stock issued in the transactions in excess of the fair value of the shares of Common Stock issuable pursuant to the original conversion terms of the 4.50% Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: November 17, 2004	By:	/s/ Robert J. Rivet
	Name:	Robert J. Rivet
	Title:	Executive Vice President and CFO